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                                                                   EXHIBIT 10.11
                                                                   -------------
                            STOCK PURCHASE AGREEMENT
                            ------------------------


         This Stock Purchase Agreement is made and entered into as of February 17, 2000 (the "Effective Date"), by and between Telxon Corporation, a Delaware corporation ("Telxon"), and the following shareholders of Metanetics Corporation, a Delaware Corporation ("Metanetics"): Robert A. Eberle, James G. Cleveland, David D. Loadman, Gregory J. Chambers, Daniel R. Wipff, John H. Cribb, D. Michael Grimes, John Chu, William J. Murphy, and Yung Fu Chang (collectively referred to herein as the "Selling Shareholders").

         WHEREAS, Telxon has entered into a Stock Purchase Agreement, dated as of January 19, 2000 (the "Accipiter Agreement") with Accipiter Corporation and Accipiter II, Inc. (collectively referred to herein as "Accipiter" and together constituting all of the minority shareholders of Metanetics other than the Selling Stockholders) providing for the acquisition of all of Accipiter's Metanetics shares by Telxon and contemplating Telxon's acquisition of all of the Selling Stockholders' Metanetics shares, and

         WHEREAS, the Selling Shareholders wish to sell shares of common stock they own in Metanetics on the terms and conditions set forth herein and Telxon wishes to buy those shares of Metanetics stock from the Selling Shareholders upon those terms and conditions,

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and promises contained herein, the parties agree as follows:

         1. At the Closing Date (as defined below), Telxon (or such subsidiary as Telxon may designate; Telxon or such designated subsidiary sometimes being referred to herein as "Purchaser") will purchase from the Selling Shareholders the 475,000 shares of


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common stock of Metanetics owned by the Selling Shareholders (in the amounts set forth on Exhibit A hereto) for a purchase price of $6.73 per share of Metanetics common stock (the "Transaction Price"), payable in cash (without interest) at the earlier of the following dates: (i) the date that is five (5) business days after the closing of the pending merger transaction between Cisco Systems, Inc. and Telxon's former Aironet Wireless Communications, Inc. subsidiary, or (ii) August 18, 2000.

         2. As indicated on Exhibit A, certain of the Selling Shareholders owe indebtedness to Telxon, Metanetics, or one of its other subsidiaries in respect of the purchase price for his Metanetics shares or taxes advanced on his behalf in connection with his acquisition thereof. Telxon and each of such Selling Shareholders agree that (i) the consideration that the Selling Shareholder would otherwise receive under section 1 hereof shall be reduced by the amount of the outstanding indebtedness as confirmed by separate written acknowledgment executed and delivered by Telxon and such Selling Shareholder contemporaneous with such Selling Shareholder's execution and delivery of this Agreement, and
(ii) upon the consummation of the purchase of his shares under this Agreement, the promissory note, if any, evidencing such indebtedness shall be cancelled, marked "paid in full" and returned to the Selling Shareholder obligated thereunder (to the extent any such indebtedness is held by a subsidiary, Telxon agrees to cause such subsidiary to effect the forgoing).

         3. Telxon represents and warrants to the Selling Shareholders that its execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all required action of its Board of Directors and any and all other necessary corporate action, and that this Agreement has been duly executed and delivered for and on its behalf by the duly authorized officer

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signing this Agreement for it below. Giving effect to the waivers with respect to the Amended and Restated Shareholder Agreement by and among Metanetics and the shareholders of Metanetics dated March 28, 1996 (as amended to date, the "Shareholders' Agreement") set forth in section 4, each of the Selling Shareholders represents and warrants to Purchaser that (i) he currently has (subject only to his agreements with Telxon or one of its subsidiaries with respect to any indebtedness he may owe as referenced in section 2), and will deliver to Telxon on the Closing Date (giving effect to the offset of any such indebtedness against the amounts otherwise payable to him hereunder as provided in said section 2), full, valid and complete title to and ownership (beneficially and of record) of the Metanetics shares being purchased pursuant to section 1 above, free and clear of any lien or other encumbrance and (ii) such Metanetics shares represent all of Metanetics stock owned by such Selling Shareholder.

         4. Pursuant to Article 3 of the Shareholders' Agreement, Metanetics and the shareholders of Metanetics have certain rights that are triggered in the event of a proposed sale of shares by a shareholder of Metanetics. In order to allow the transactions contemplated by this Agreement to take place, certain rights under Article 3 of the Shareholders' Agreement must be waived. Therefore, Metanetics and each of the Selling Shareholders hereby waives any and all rights, including but not limited to those granted under Article 3 of the Shareholders' Agreement, to participate in the purchase and sale of the Metanetics common stock contemplated by this Agreement. Furthermore, because this transaction will terminate the status of each of the Selling Shareholders as a Metanetics shareholder, each of the Selling Shareholders also waives any and all rights that he has under the Shareholders' Agreement with respect to any future transaction

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involving the common stock of Metanetics and agrees that he shall have no rights or responsibilities under such Shareholders' Agreement after the Closing Date.

         5. The transactions contemplated by this Agreement are undertaken in contemplation (and on the condition) that (A) Telxon (directly and/or through a wholly-owned subsidiary) will become the only shareholder(s) of Metanetics through the acquisition of the Accipiter shares as contemplated by the Accipiter Agreement and (B) the Accipiter Agreement, as the same may be supplemented, amended, restated or superseded, continue to provide (as it currently does) for all Metanetics directors and employees whose July 29, 1998 options to purchase Metanetics stock were rescinded and cancelled to receive cash payments in respect of such options equal to the excess of the Transaction Price over the option exercise price. In fulfillment of the Accipiter Agreement, Telxon will acquire beneficial ownership of Accipiter's Metanetics shares through the merger of Metanetics into a wholly-owned subsidiary of Telxon shortly after the Closing Date intended to qualify as a tax-free reorganization (the "Metanetics Merger") whereby, based on the Transaction Price, less the indebtedness owed to Telxon and its subsidiaries in respect of Accipiter's Metanetics stock, and on the market value of Telxon's common stock as of the time of the parties' entry into the Accipiter Agreement, Accipiter will receive at the closing thereunder, planned to occur within a matter of days after the closing hereunder, in exchange for its Metanetics shares 477,790 shares of unregistered shares of Telxon common stock, the transferability of which will be restricted under SEC Rule 144 unless and until Telxon is able to effect an S-3 registration thereof on or after July 1, 2000. In order to allow the transactions contemplated by this Agreement to take place, each of Metanetics and each of the Selling Shareholders hereby waives any and all rights, including but not limited to those granted under Article 3 of the



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Shareholders' Agreement, to participate in Accipiter's disposition of its
Metanetics shares to Telxon as contemplated by the Accipiter Agreement, as the same may be supplemented, amended, restated or superseded consistent with the merger transaction described above. Furthermore, each of the Selling Shareholders also waives any and all claim that he may have, under the Shareholders' Agreement or otherwise, to participate, or to receive consideration for his Metanetics shares like that to be received by Accipiter, in the Metanetics Merger, and acknowledges and agrees that Telxon (or any subsidiary thereof that may succeed to the Metanetics shares he delivers to Telxon on the Closing Date pursuant to this Agreement) shall, as the owner thereof, be entitled to vote such shares in favor of the Metanetics Merger. If the Metanetics Merger does not take place for any reason within five (5) business days after the Closing Date, (i) this Agreement shall be null and void,
(ii) the shares of Metanetics stock transferred hereunder shall be returned to the Selling Shareholders, and (iii) the Shareholders' Agreement shall be reinstated in full force and effect.

         6. This transaction will close on or before February 17, 2000 or as soon as reasonably practicable hereafter following the effectiveness of this Agreement as provided in section 12 (the "Closing Date").

         7. Each party shall bear their own expenses in connection with and all taxes that result from this transaction.

         8. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and no representations or promises except those set forth herein have been made to induce any party to enter into this Agreement. The Selling Shareholders agree to execute and deliver at or after the closing hereunder such



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stock powers and other documents as may reasonably be requested by Telxon from time to time to more fully evidence or effect this transaction.

         9. This Agreement may be amended, modified or superseded and any of its terms or covenants may be waived only by an instrument in writing signed by each of the parties hereto or, in the case of a waiver, by or on behalf of the party waiving compliance.

         10. This Agreement shall be governed by and construed in accordance with the laws of the state of Ohio, without regard to its conflict of laws principles, except that the terms of this Agreement shall be interpreted according to their plain meaning and not strictly for or against any party.

         11. The parties will attempt in good faith to resolve any controversy arising out of or relating to this Agreement. Any litigation relating to this Agreement shall be brought by the parties in the courts, state or federal, sitting in Summit County, Ohio, and in no other forum.

         12. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall become effective only upon the execution and delivery of this Agreement by Telxon and its receipt of duly executed and delivered counterparts from Metanetics and each of the Selling Shareholders and the Accipiter entities.

         13. The provisions of this Agreement are intended for the benefit of the parties hereto and their permitted designees, if any, and no third party shall be entitled to enforce or rely upon the provisions of this Agreement.


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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                             TELXON CORPORATION


                                             By: /s/ Woody M. McGee
                                                 -------------------------------
                                                   Woody M. McGee
                                                   Vice President,
                                                       Chief Financial Officer



                                              /s/ Robert A. Eberle
                                                 -------------------------------
                                                      Robert A. Eberle

                                             /s/ James G. Cleveland
                                                 -------------------------------
                                                      James G. Cleveland

                                             /s/ David D. Loadman
                                                 -------------------------------
                                                      David D. Loadman

                                             /s/ Gregory J. Chambers
                                                 -------------------------------
                                                      Gregory J. Chambers

                                             /s/ Daniel R.  Wipff
                                                 -------------------------------
                                                      Daniel R.  Wipff

                                             /s/ John H. Cribb
                                                 -------------------------------
                                                      John H. Cribb

                                             /s/ D. Michael Grimes
                                                 -------------------------------
                                                      D. Michael Grimes

                                             /s/ John Chu
                                                 -------------------------------
                                                      John Chu

                                             /s/ William J. Murphy
                                                 -------------------------------
                                                      William J. Murphy

                                             /s/ Yung Fu Chang
                                                 -------------------------------
                                                      Yung Fu Chang


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The undersigned hereby join as signatories to the foregoing Stock Purchase
Agreement as of the date first above written for the sole and limited purpose of agreeing to the waivers and agreement on their respective parts as provided in sections 4 and 5 above.


                                      METANETICS CORPORATION



                                      By: /s/ John W. Paxton, Sr.
                                         ------------------------
                                            John W. Paxton, Sr.
                                            Chairman


                                      ACCIPITER CORPORATION



                                      By: /s/ Richard W. Dyer
                                         ---------------------------------
                                      Title:  Treasurer & CFO
                                            ------------------------------

                                      ACCIPITER II, INC.



                                      By:  /s/ Richard W. Dyer
                                         ---------------------------------
                                      Title: Treasurer & CFO
                                            ------------------------------




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                                    Exhibit A
                                    ---------



Name of Selling Shareholder                 Shares of Metanetics Stock
---------------------------                 --------------------------

Robert A. Eberle *                                     10,000

James G. Cleveland *                                   10,000

David D. Loadman                                       15,000

Gregory J. Chambers                                    20,000

Daniel R. Wipff                                        20,000

John H. Cribb                                          30,000

D. Michael Grimes                                      30,000

John Chu *                                             80,000

William J. Murphy *                                   100,000

Yung Fu Chang                                         160,000


* Owes indebtedness to Telxon in respect of the purchase price for his Metanetics shares or taxes advanced on his behalf in connection with his acquisition thereof confirmed by separate written acknowledgment as provided in section 2 of the Agreement.